SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      February 23, 1999 (February 16, 1999)
                Date of report (Date of earliest event reported)


                          OMNIQUIP INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                       0-21461              43-1721419
(State or other jurisdiction         (Commission         (I.R.S. Employer
    of incorporation)                File Number)        Identification No.)


          222 East Main Street
     Port Washington, Wisconsin                           53074
(Address of principal executive offices)                (Zip code)


Registrant's telephone number, including area code:  (414) 268-8965

Item 5.  Other Events

               On February 16, 1999, OmniQuip International, Inc. (the "Company") entered into the Second Amendment to Rights Agreement (the "Rights Agreement"), dated as of August 21, 1998, and as amended as of October 2, 1998, by and between the Company and First Chicago Trust Company of New York, as Rights Agent to delete a provision restricting the redemption of Rights or the amendment of the Rights Agreement for a period of 180 days following the occurrence of certain events, including (i) the election of a majority of the Board of Directors by stockholder action by written consent, or (ii) the election at a meeting of stockholders of a majority of the Board of Directors, which persons were not nominated by the Board of Directors in office immediately prior to such meeting. In addition, a provision restricting amendments to the Rights Agreement during such 180 day period has also been deleted.

               The  foregoing  description  of the  Second  Amendment  to Rights
Agreement does not purport to be complete and is qualified in its entirety by reference to the text thereof, which is filed as an exhibit hereto and incorporated herein by reference thereto. For a more complete description of the Rights Agreement prior to the amendments described herein, reference is hereby made to the Form 8-K of the Company dated as of August 21, 1998, and the Form 8-K of the Company dated as of October 2, 1998, each of which is incorporated herein by reference thereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

          (i) Second Amendment to Rights Agreement, dated as of February 16, 1999, by and between OmniQuip International, Inc. and First Chicago Trust Company of New York, as Rights Agent.

                                    SIGNATURE



               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      OMNIQUIP INTERNATIONAL, INC.



Dated:  February 23, 1999             By:/s/ P. Enoch Stiff
                                         -------------------------------------
                                         P. Enoch Stiff
                                         President and Chief Executive Officer

                               INDEX TO EXHIBITS


Exhibit
  No.                                 Description

-------   ----------------------------------------------------------------------

   4 Second Amendment to Rights Agreement, dated as of February 16, 1999, by and between OmniQuip International, Inc. and First Chicago Trust Company of New York, as Rights Agent.